Exhibit 99.1

BioSig Technologies’s PURE EP System to be Presented in Heart Rhythm Society 2020 Science Sessions

Company’s flagship biomedical signal processing platform highlighted in two scientific sessions presented by key opinion leaders from Mayo Clinic

Westport, CT, June 4, 2020 (GLOBE NEWSWIRE) --BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that two scientific sessions highlighting PURE EP(tm) System have been accepted into Heart Rhythm Society 2020 Science.

The two part set of videos titled ‘Cardiac Signal Acquisition and Clinical Considerations for Accurate Interpretation’ will be presented during the HRS Rhythm Theater Sessions on June 12 and July 1, 2020. The sessions will cover the challenges of acquiring clean signals in the EP lab environment, foundational principles of cardiac signal acquisition and clinical implications of applying filters to cardiac signals. The content of the series will be complemented by the clinical examples acquired by PURE EP(tm) System. The series will be presented by Samuel J. Asirvatham, M.D., Cardiac Electrophysiologist, Professor of Medicine at Mayo Clinic Rochester, MN and K.L. Venkatachalam, BSEE, M.D., Cardiac Electrophysiologist, Associate Professor of Medicine at Mayo Clinic’s Florida campus.

“The annual Heart Rhythm Society conventions are the highlights in our industry calendars, and we are pleased that the HRS committee is bringing the electrophysiology community together through its virtual scientific sessions this summer,” commented Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. “BioSig has been busy seeking to generate vast amounts of clinical data and initiating new installations, and we are particularly thankful to Drs. Asirvatham and Venkatachalam for their commitment to innovation and their ongoing support of our clinical efforts.”

About Heart Rhythm Society’s Scientific Sessions
The Heart Rhythm Society’s Annual Scientific Sessions is a Heart Rhythm Society program. Heart Rhythm Society (HRS) is a 501c3 international nonprofit organization with a mission to improve the care of patients by promoting research, education, and optimal health care policies and standards. Founded in 1979, HRS is a leading resource on cardiac pacing and electrophysiology. This specialty organization represents medical, allied health, and science professionals from more than 70 countries who specialize in cardiac rhythm disorders.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133